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                                                                    EXHIBIT 23.1


                         [Coopers & Lybrand Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                ---------------

We consent to the incorporation by reference in this Prospectus Supplement of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Report of Experts".



                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.



August 18, 1997
New York, New York